Exhibit 10.5

Execution Copy 11/18/2024

Amendment AND CONSENT

This Amendment and Consent (this “Agreement”), dated as of November 18, 2024, is by and among SCWorx Corp., a Delaware corporation (the “Company”), and each investor listed on the signature page attached hereto (collectively, the “Investors”) and CorProminence, LLC, d/b/a Core IR (the “Claimant”).

WITNESSETH

Whereas, the Company and the Investors are party to that certain Securities Purchase Agreement, dated as of July 12, 2024 (the “Purchase Agreement”), pursuant to which the Company issued to the Investors a new series of senior secured convertible notes (the “Convertible Notes”) with an aggregate original principal amount of $1,155,000 and Series A warrants (the “Series A Warrants”, Series B warrants (the “Series B Warrants”) and Series C warrants (the “Series C Warrants”) to acquire up to an aggregate amount of 4,846,158 additional shares of the Company’s Common Stock (collectively, the “Warrants” and together with the Notes, the “Notes Offering”);

WHEREAS, the Company, the Investors and the Claimant are party to that certain Registration Rights Agreement, dated as of July 12, 2024 (the “Registration Rights Agreement”), pursuant to which the Company granted to the Investors and the Claimant certain registration rights with respect to shares of Common Stock issuable to the Investors and the Claimant;

WHEREAS, pursuant to Section 9(e) of the Purchase Agreement, the Purchase Agreement may be amended by an instrument in writing signed by the Company and the Required Holders (as defined in the Purchase Agreement);

WHEREAS, pursuant to Section 10 of the Registration Rights Agreement, the Registration Rights Agreement may be amended with the written consent of the Company and the Required Holders (as defined in the Registration Rights Agreement), which shall include the Claimant;

Whereas, the undersigned constitute the Required Holders pursuant to the Purchase Agreement and the Required Holders pursuant to the Registration Rights Agreement;

Whereas, the Company failed to file a registration statement and have it declared effective within the time periods set forth in the Registration Rights Agreement;

WHEREAS, the Company and the Claimant have agreed that in lieu of the Registration Delay Payments (as defined in the Registration Rights Agreement) due to Claimant as of today and through January 15, 2025, (i) such payments may be paid by the issuance of 15,000 shares of Common Stock (the “Initial Registration Delay Payment Shares”) and (ii) that the Initial Registration Delay Payment Shares shall be in full satisfaction of the Registration Delay Payments owing to the Claimant through January 15, 2025;

WHEREAS, the Company and certain of the Investors intend to enter into a financing of up to $200,000 of shares of Common Stock and warrants to purchase Common Stock (the “PIPE Financing”), the terms of which have been approved, in writing, by the Required Holders (as defined in the Purchase Agreement);

WHEREAS, the Company and certain of the Investors intend to enter into a financing transaction on substantially the same terms and conditions as the Notes Offering, other than with respect the applicable conversion prices and exercise prices (the “Second Note and Warrant Offering”); and

WHEREAS, the Company and the Investors desire to amend the Purchase Agreement and the Company, the Investors and the Claimant desire to amend the Registration Rights Agreement to, inter alia, permit the issuance of the securities pursuant to the PIPE Financing and Second Note and Warrant Offering and the inclusion of such securities and the Registration Delay Payment Shares (as defined below) in any registration statement(s) filed pursuant to the Registration Rights Agreement.

Now, therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.	Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement and/or the Registration Rights Agreement, as applicable.

2.	Amendment and Consent.

(a)	Each Investor hereby agrees to amend the definition of “Excluded Securities” in the Purchase Agreement as set forth in Section 3 below and consents to the issuance of securities in the PIPE Financing, the Second Note and Warrant Offering and the Registration Delay Payment Shares.

(b)	Each Investor and the Claimant agree to amend the definition of “Registrable Securities” in the Registration Rights Agreement to include the securities issued or issuable in the PIPE Financing, the Second Note and Warrant Offering and the Registration Delay Payment Shares.

3.	Amendment to Purchase Agreement. The Company and the Investors hereby agree to amend and restate Section 4(k) of the Purchase Agreement to read as follows (emphasis added):

(k) Additional Issuance of Securities. So long as any Buyer beneficially owns any Notes or Warrants, the Company will not, without the prior written consent of the Required Holders, directly or indirectly, issue any Notes (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes or the Warrants. The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the 180th day after the Applicable Date (provided that such period shall be extended by the number of calendar days during such period and any extension thereof contemplated by this proviso on which any Registration Statement is not effective or any prospectus contained therein is not available for use or any Current Public Information Failure exists) (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities (as defined below), any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter), is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 4(k) shall not apply in respect of the issuance of (i) shares of Common Stock or standard options to purchase shares of Common Stock issued or issuable to directors, officers, employees or other service providers of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such awards) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the shares of Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered and none of such options are amended to increase the number of shares issuable thereunder or extend the term of such options; (ii) shares of Common Stock issued or issuable upon the conversion or exercise of Convertible Securities (other than shares of Common Stock or standard options to purchase shares of Common Stock issued or issuable pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than those issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the Conversion Shares, (iv) the Warrant Shares and any other securities issued or issuable pursuant to this Agreement, any of the Transaction Documents, (v) securities issued as consideration for the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization or bona fide joint venture agreement, provided that such issuance is approved by the majority of the disinterested directors of the Company and provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Restricted Period and such issuance does not, in the aggregate, exceed more than 5% of the shares of Common Stock issued and outstanding immediately prior to the date hereof, ~~and~~ (vi) shares of Common Stock issued or issuable pursuant to that certain settlement agreement between the Company and CoreProminence, d/b/a CoreIR (“CoreIR”), dated as of July 12, 2024, in the form previously approved by the lead Buyer (the “Settlement Agreement”), (vii) shares of Common Stock issued in payment for Registration Delay Payments (as defined in the Registration Rights Agreement), (viii) securities issued to one or more of the Investors in an offering of up to $200,000 of Common Stock and warrants to purchase Common Stock, and (ix) securities issued or issuable to one or more of the Investors in a financing transaction on substantially the same terms and conditions as the financing consummated pursuant to the Transaction Documents, other than with respect the applicable conversion prices and exercise prices (each of the foregoing in clauses (i) through (ix), collectively the “Excluded Securities”). “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock or other awards convertible, exercisable for or exchangeable for shares of Common Stock may be issued to any employee, officer, director or other service provider for services provided to the Company and/or a Subsidiary in their capacity as such.

4.	Amendment to Registration Rights Agreement (Registrable Securities). The Company, the Investors and the Claimant hereby agree to amend and restate the definition of “Registrable Securities” in the Registration Rights Agreement to read as follows (emphasis added):

(j) “Registrable Securities” means (i) the Original Shares, (ii) the True Up Shares, if any, (iii) the Conversion Shares, (iv) the Warrant Shares, (v) the Registration Delay Payment Shares (including the Initial Registration Delay Payment Shares and any Additional Registration Delay Payment Shares (as defined below)), (vi) securities issued in the PIPE Financing, and (vii) securities issued in the Second Note and Warrant Offering; and (viii) any capital stock of the Company issued or issuable with respect to the Original Shares, True Up Shares, Conversion Shares, the Warrant Shares, the Notes or the Warrants, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) any capital stock of the Company into which the shares of Common Stock (as defined in the Notes) are converted or exchanged and capital stock of a Successor Entity (as defined in the Warrants) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Notes or exercise of the Warrants; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the 1933 Act and such Registrable Securities have been disposed of by the Investor in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent and the affected Investors (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company).

5.	Amendment to Registration Rights Agreement (Registration Delay Payments). The Company, the Investors and the Claimant hereby agree to amend and restate Section 2(e) of the Registration Rights Agreement in its entirety to read as follows (emphasis added):

(e) Effect of Failure to File and Obtain and Maintain Effectiveness of any Registration Statement. If (i) a Registration Statement covering the resale of all of the Registrable Securities required to be covered thereby (disregarding any reduction pursuant to Section 2(f)) and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline for such Registration Statement (a “Filing Failure”) (it being understood that if the Company files a Registration Statement without affording each Investor and the Claimant the opportunity to review and comment on the same as required by Section 3(c) hereof, the Company shall be deemed to not have satisfied this clause (i)(A) and such event shall be deemed to be a Filing Failure) or (B) not declared effective by the SEC on or before the Effectiveness Deadline for such Registration Statement (an “Effectiveness Failure”) (it being understood that if on the second Business Day immediately following the Effective Date for such Registration Statement the Company shall not have filed a “final” prospectus for such Registration Statement with the SEC under Rule 424(b) in accordance with Section 3(b) (whether or not such a prospectus is technically required by such rule), the Company shall be deemed to not have satisfied this clause (i)(B) and such event shall be deemed to be an Effectiveness Failure), (ii) other than during an Allowable Grace Period (as defined below), on any day after the Effective Date of a Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement (disregarding any reduction pursuant to Section 2(f)) cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of (or a failure to timely list) the Common Stock on the Principal Market (as defined in the Securities Purchase Agreement) or any other limitations imposed by the Principal Market, or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), or (iii) if a Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, and either (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Current Public Information Failure”) as a result of which any of the Investors are unable to sell Registrable Securities without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to any holder by reason of any such delay in, or reduction of, its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to two percent (2%) of such Investor’s original principal amount stated in such Investor’s Note on the Closing Date (or with respect to Claimant only, two percent (2%) of the original Settlement Amount (as defined in the Settlement Agreement) (the “Claimant Penalty Amount”), payable in that number of shares of Common Stock equal to the quotient obtained by dividing (i) the Claimant Penalty Amount by (ii) the VWAP (as defined below) on the Trading Day immediately preceding the due date for such payment) (such shares, the “Additional Registration Delay Payment Shares” and, together with the Initial Registration Delay Payment Shares, the “Registration Delay Payment Shares”), (1) on the date of such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro rated for periods totaling less than thirty (30) days). The payments to which a holder of Registrable Securities shall be entitled pursuant to this Section 2(e) are referred to herein as “Registration Delay Payments.” Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above, or such other date and time as agreed upon by the Investors and/or Claimant, as applicable), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any thirty (30) day anniversary of such event or failure, then such Registration Delay Payment shall be made on the third (3rd) Business Day after such cure. In the event the Company fails to make Registration Delay Payments in a timely manner in accordance with the foregoing, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full. Notwithstanding the foregoing, no Registration Delay Payments shall be owed to an Investor or Claimant (other than with respect to a Maintenance Failure resulting from a suspension or delisting of (or a failure to timely list) the Common Stock on the Principal Market) with respect to any period during which all of such Investor’s or Claimant’s Registrable Securities may be sold by such Investor or Claimant without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

6.	Issuance of Registration Delay Payment Shares.

(a)	Subject to any beneficial ownership limitation set forth in Section 6(c) hereof, the Company shall issue to the Claimant the Registration Delay Payment Shares on the date upon which stockholder approval (as further described in Section 6(e) below) is obtained.

(b)	The Company represents and warrants to the Claimant that the issuance of the Registration Delay Payment Shares is duly authorized and upon issuance in accordance with the terms hereof shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances with respect to the issuance thereof.

(c)	In the event the exercise of the rights described in this Agreement would or could result in the issuance of an amount of Common Stock that would exceed the Maximum Percentage that may be issued to the Claimant calculated in the manner described in Section 2(c) of the Settlement Agreement, then the issuance of such additional shares of Common Stock to Claimant will be deferred in whole or in part until such time as such Claimant is able to beneficially own such Common Stock without exceeding the Maximum Percentage calculated in the manner described in Section 2(c) of the Settlement Agreement. For all purposes of this Agreement, the calculation of the amount of Common Stock that would be deliverable, but for the application of the provisions of this Section 6(c), shall be made as of the date otherwise required to be calculated hereunder, notwithstanding the postponement of delivery of such Common Stock.

(d)	The Company and the Claimant agree that the Initial Registration Delay Payment Shares shall be in full and complete satisfaction of the Registration Delay Payments owing to the Claimant through January 15, 2025. For purposes of determining any further Registration Delay Payments owing to the Claimant only, “Filing Deadline” shall mean January 15, 2025, and “Effectiveness Deadline” shall mean (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of the (A) 90th (or if a full review by the SEC, the 120th) calendar day after the date of this Agreement and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

The Company agrees to seek stockholder approval of the issuance of the Initial Registration Delay Payment Shares as required by Section 2(c)(4) of the Settlement Agreement with respect to the shares of Common Stock issuable thereunder, and to seek stockholder approval of the issuance of any Additional Registration Delay Payment Shares due to Claimant hereunder (to the extent required under Nasdaq Rule 5635(d)) within 60 days of the date such payment is due to Claimant pursuant to Section 5(e) hereof. For avoidance of doubt, “Final Cash Payment Amount” as defined in the Settlement Agreement shall not include any Registration Delay Payments, including the value of the Registration Delay Payment Shares. If stockholder approval of any Registration Delay Payment Shares is not obtained by the Final Date (as defined in the Settlement Agreement), the Company agrees to pay to the Claimant, within five (5) business days of such date, an amount in cash that equals the product of (i) the number of Registration Delay Payment Shares owing to Claimant as of such date, multiplied by (ii) the VWAP (as defined below) on the Trading Day immediately preceding the Final Date. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing) (the “Trading Market”), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock is then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Claimant and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

7.	Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.	Governing Law. THIS Agreement SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 9(a) OF THE Purchase AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

9.	Terms and Conditions of the Transaction Documents and the Settlement Agreement. Except as modified and amended herein, all of the terms and conditions of the Transaction Documents and the Settlement Agreement shall remain in full force and effect.

10.	Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature pages follow immediately.]

Execution Copy 11/18/2024

[Company Signature Page to Agreement and Amendment]

In witness whereof, the undersigned has executed and delivered this Agreement as of the date first above written.

Company:

SCWORX CORP.

By:
Name:	Timothy Hannibal
Title:	CEO

Execution Copy 11/18/2024

In witness whereof, the undersigned has executed and delivered this Agreement as of the date first above written.

Investors:

Iroquois Capital Investment Group, LLC

By:
Name of signatory:
Title:

IROQUOIS MASTER FUND LTD.

By:
Name of signatory:
Title:

ARMAS CAPITAL MANAGEMENT LLC

By:
Name of signatory:
Title:

Claimant:

CORPROMINENCE, LLC

By:
Name of signatory:
Title: